UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): February 18, 2016

SANTA FE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-6877	95-2452519
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10940 Wilshire Blvd., Suite 2150, Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 889-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Fiscal 2015 Annual Meeting of the Shareholders of Santa Fe Financial Corporation (the “Company”) was held on February 18, 2016 at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, California. At that meeting, all of management’s nominees: John V. Winfield, John C. Love and William J. Nance were elected as Directors of the Company to serve until the next Annual Meeting. At the Annual Meeting, the shareholders also voted in favor of the ratification of the Audit Committee’s selection of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016. The final tabulation of the votes follows:

Proposal (1) – Election of Directors:

Nominee	For	Withheld	Broker Non Votes

John V. Winfield	1,012,318	1,919	215,044
John C. Love	1,012,318	1,919	215,044
William J. Nance	1,012,318	1,919	215,044

Proposal (2) – Ratification of the Appointment of Burr Pilger Mayer, Inc. as The Company’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2016:

Votes For	Against	Abstain	Broker Non Votes

1,117,254	111,027	1,000	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTA FE FINANCIAL CORPORATION

Dated: February 22, 2016	By:	/s/ David T. Nguyen
Treasurer and Controller

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